UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): February 9, 2006
MIKOHN GAMING CORPORATION
(Exact Name of Registrant as Specified in Charter)

NEVADA (State or Other Jurisdiction of Incorporation)	000-22752 (Commission File Number)	88-0218876 (I.R.S. Employer Identification No.)
920 Pilot Road
Las Vegas, Nevada 89119
(Address of Principal Executive Offices)
(702) 896-3890
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT 99.1

Item 2.02 Results of Operations and Financial Condition.
On February 9, 2006, Mikohn Gaming Corporation, a Nevada corporation, d/b/a Progressive Gaming International Corporation (the “Company”), issued a press release regarding its net debt position as of December 31, 2005. A copy of the Company’s press release is furnished herewith as Exhibit 99.1. The information in Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be deemed incorporated by reference into any filing under the Exchange Act or the Securities Act of 1933, as amended.
To supplement our consolidated financial statements presented in accordance with GAAP, we provided the non-GAAP measure “net debt”, which we define to mean our cash and cash equivalents less the principal amount of our outstanding high yield debt. This non-GAAP measure is provided to enhance the user’s overall understanding of our current financial condition. The presentation of this additional information should not be considered in isolation or as a substitute for results prepared in accordance with accounting principles generally accepted in the United States.
Item 9.01. Financial Statements and Exhibits
(c) Exhibits
     99.1 Press release dated February 9, 2006

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mikohn Gaming Corporation
	By:	/s/ Michael A. Sicuro
Date: February 10, 2006		Michael A. Sicuro
Executive Vice President, Chief Financial Officer, Secretary and Treasurer